Exhibit 99.2 Corporate Presentation (NASDAQ: DCTH) August 14, 2023 1

Forward-looking Statements The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This presentation contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.Factors that may cause such differences include, but are not limited to, uncertainties relating to: the Company’s ability to successfullycommercialize the HEPZATO KIT; the Company's successful management of the HEPZATO KIT supply chain, including securing adequate supply of critical components necessary to manufacture and assemble the HEPZATO KIT; successful FDA inspections of the facilities of Delcath and third-party suppliers/manufacturers; the Company's successful implementation and management of the HEPZATO KIT Risk Evaluation and Mitigation Strategy; the potential of the HEPZATO KIT as a treatment for patients with primary and metastatic disease in the liver; our ability to obtain reimbursement for commercialized product; the Company’s ability to successfully enter into any necessary purchase and sale agreements with users of the HEPZATO KIT; the timing and results of the Company’s clinical trials, our determination whether to continue a clinical trial program or to focus on other alternative indications, and the impact of the COVID-19 pandemic or other pandemics on the completion of our clinical trials; the impact of the presentations at major medical conferences and future clinical results consistent with the data presented; uncertainties relating to the timing and results of research and development projects; and uncertainties regarding the Company’s ability to obtain financial and other resources for any research, development, clinical trials and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made. 2

Executive Summary

Delcath aims to be the leader in targeted, safe and highly-effective minimally-invasive treatments for patients with cancers of the liver.

UNMET NEED LIVER CANCER

Incidence US/EU
- >200K primary and metastatic liver tumors per year[1-14]

Current local/regional treatments
- Cannot treat the whole liver
- Targeted to visible and accessible tumors
- Limited in their ability to retreat

HEPATIC DELIVERY SYSTEM (HDS)

HDS + Melphalan enables the Percutaneous Hepatic Perfusion (PHP) Procedure
- Delivers high dose chemotherapy to the entire liver
- Limits systemic exposure
- Minimally invasive, repeatable and well-tolerated

US: HEPZATO KIT (Melphalan/HDS)
EU: CHEMOSAT (HDS)

COMPANY & CLINICAL PROGRAM

FDA Approved 8/14/23
- Metastatic Ocular Melanoma (mUM)
- Liver failure #1 cause of death in mUM
- Response rates >36%
- 1 Year OS** = 80%

Real World Evidence
- **>1k** commercial treatments in EU
- Multiple single center publications

Launch Expected Q4 '23

LARGE MARKET OPPORTUNITY

Near-term (mUM)*
- Ultra orphan pricing dynamic
- >$600M TAM in US/EU

Longer Term (CRC, ICC, Pancreatic, etc.)
- >>$1B TAM
- Investigator interest in more than 10 other indications

** mUM – metastatic Uveal Melanoma, also known as metastatic Ocular Melanoma* ***Exploratory endpoint in FOCUS trial*

Delcath

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Limitations of Current Liver-Directed Therapies 1 2 Trans Arterial Chemo Embolization (TACE) Y90 » Beads obstruct blood flow to tumor and elute chemo » Radioactive beads delivered into the tumor » 50-60k treatments per year in US (and growing) » 10-15k treatments per year in US (and growing) Effective, but tumors recur & retreatment Diffuse disease: cannot be treated with a Many tumors are not imageable – limited due to damaged vasculature tumor-by-tumor modality micro-metastases are common 4 Majority of Treatment

HEPZATO KIT™: Enables Percutaneous Hepatic Perfusion (PHP) Repeatable, safe & effective liver-focused disease control ISOLATION Blood Return Hepatic venous flow is isolated, Catheter enabling 12x increased dose Chemo Chemo Isolation Filtration (Balloon) Catheter SATURATION Melphalan (chemo) treats micro Liver and macro lesions simultaneously Chemo Delivery FILTRATION Catheter Veno-veno Bypass Pump Proprietary filters remove greater 33 than 85% of chemo from the body 5

Liver-Dominant Cancers High incidence with poor prognosis UIIU S n nS c cIiin d d In c e ec in n d id c c ee e e n n c o o c ef f e L L o o iif v vf L e eL ir r v iv D D ee ro o r D m m D o iin n o m a a m in n n it t n aa n C Cn t a at C n nC c c ae e a nr r n cs s c ee rs rs* (p (p(p a art rt a(p iirt a aia lla s s rt l e e s ia tte ls s ts h h se o o h tw w o sw n n h) ) o nw ) n) Up to 50,000 DELCATH OPPORTUNITY+ Many patients with liver metastases are not amenable to surgical resection largely 80% 40,000 17 due to extensive tumor burden 30,000 Liver: Common Site of Metastases 20,000 Limited Effective Systemic Treatments 10,000 » Systemic therapies - low efficacy » Immuno-oncology agents - become less effective in the presence of metastases 0 mOM ICC mBC mNET mPC mCRC HCC Limited Overall Survival – Unresectable Liver Cancer » Often the life-limiting organ 3,4 5,6 9-12 8,9 *Metastatic Ocular Melanoma (mUM) , Cholangiocarcinoma (ICC) , Liver-dominant Breast Cancer (mBC) , Metastatic Neuroendocrine Tumors (mNET) 6 9,15 13,14 17 Metastatic Pancreatic Cancer (mPC) , Metastatic Colorectal Cancer (mCRC) , Hepatocellular carcinoma (HCC) U U.S .S. . In Inc ci id de en nc ce e

mUM: Beachhead Market Opportunity

High Unmet Need, Favorable Reimbursement Environment



Unmet Need

- >5,000 cases of primary ocular melanoma per year in the US/EU [18]
  ~50% metastasize to the liver [4,19]
- US TAM ~800 patients, Europe ~1,200 patients
- Median survival up to 12 months.[20]
- 55% of patients have no approved treatment option, most patients treated with multiple lines of therapy

Low Risk Commercial Opportunity

- FDA Approved 8/14/23
- Commercial launch 4Q ’23
- Commercial team led by TheraSphere (BSX) veterans
- Focused commercial effort: 20 US treatment centers @ 2 patients/week = ~70% TAM

High Barrier to Entry

- Orphan indication status allows for extended exclusivity
- HEPZATO is a combination drug device regulated by CDER – no traditional ANDA pathway
- IP around HEPZATO limits any 505(b)(2) follow-on

Favorable US Commercial Economics

- Favorable US reimbursement environment for ultra orphan outpatient MD administered drugs
- KIMMTRAK® (tebentafusp-tebn) (approved 1Q ‘22 for ~45% of mUM population) priced at an average of $790K per patient, reported $41.7M in 2Q ‘23

Delcath

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Patient Journey (Pre- Metastatic)


~2,000 patients
Initial diagnosis & treatment
• Enucleation
• Radiation
• Photodynamic therapy
Screening frequency dependent on risk level
• Higher risk patients (50%) are screened at a high frequency
• Lower risk patients (50%) are screened at a lower frequency
~1,000 patients
Initial screening
Ophthalmology
Optometrists
Eye specialist
Ophthalmologist/
Ocular oncologist
Caregiver
Patient
Milestone: Surveillance decision made
Medical Oncologist
Surveillance at Academic Center
Ophthalmologist/
Ocular oncologist
Surveillance by Ophthalmologist/ Ocular Oncologist
Medical Oncologist
Surveillance at Nonacademic Center
Milestone: Metastases detected
Gene expression profiling may occur here
~ 3-5 YEARS

Delcath

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Patient Journey (Post Metastatic) HEPZATO TAM: ~800 patients Most patients receive both systemic and liver-directed therapies ~1000 patients Surgical resection Surgical oncologist Treatment Liver-directed therapy Interventional radiologist Decision Systemic therapy Medical oncologist 9

Liver metastases: a significant clinical problem in mUM

Half of all patients with UM develop systemic metastases[21,22]

- The liver is involved in 90% of cases of metastatic disease [21,22]
- In 50% of mUM patients, the liver is the only site of metastasis [21,22]
- Most patients with mUM die from liver failure [22]
- 1-year OS rate of patients with metastatic disease in the liver is 13%; mOS with median survival ranging from 4 to 15 months [24,25]

mUM patients have micrometastases with or without the presence of radiologically visible metastases [23]

Liver directed treatment, such as Isolated Hepatic Infusion* (IHP), achieves better efficacy (ORR, PFS, PFS) compared to systemic therapy[26]

IHP is an invasive surgical technique for delivering high doses of chemotherapy to the liver; procedure related mortality and morbidity prevented common usage. PHP is a minimally invasive, safer procedure which accomplishes the same goals as IHP and can be performed up to 6 times.

Delcath

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Diffuse/Miliary Metastatic Pattern in mUM Diffuse disease is difficult to treat with current options Solitary liver lesions are often treated with surgery or ablation Radiographically metastatic Uveal Melanoma can initially present only as focal lesions As is often the case, the true nature of the disease may only be seen upon visual confirmation Traditional liver directed therapy mechanism of action is not ideal if a whole liver treatment is needed Whole organ therapy delivers medication to a specific organ or tissue through its blood supply, then filters out the medication to minimize Actual patient sent for a liver resection based systemic exposure upon radiographic diagnosis* * Data on File 11

Estimated 80%+ of mUM Patients Are Eligible Treatment naïve and No HLA genotype Indicated Patient Population includes previously treated patients restrictions 12

Box Warnings Managed By REMS European experience has shown that the procedure can Risk Evaluation and Mitigation Strategy Program be safely conducted by Interventional Radiology team = Training & Monitoring after appropriate training REMS program goals are to standardize training, ensure consistent treatment methodology and monitor outcomes Myelosuppression is a black box warning for generic melphalan, the management of which is standard practice for oncologists 13

FOCUS Trial • Multinational, multicenter, single-arm trial Registration Clinical Trial for Patients with mUM • Efficacy Endpoints: » Primary: Objective Response Rate (ORR) compared to meta- analysis of IO therapy » Secondary: Duration of Response (DOR), Disease Control Rate (DCR), Overall Survival (OS), Progression Free Survival (PFS) • 102 patients enrolled, 91 completed treatments at 23 centers in the US and EU • HEPZATO Tx every 6-8 weeks up to a maximum of 6 14 cycles 14

FOCUS Trial • 91 treated patients Single Arm Trial Efficacy Data in PI • Trial powered to show an ORR advantage over a meta-analysis of Best Alternative Care (checkpoint Efficacy Endpoint N (%) inhibitors, chemotherapy, other liver directed therapy) ORR, n (%) 33 (36.3) • Lower bound of FOCUS ORR (26.4) is significantly [95% CI] [26.44, 47.01] higher than the upper bound of the meta-analysis (8.3%) Median DOR, months 14 • Prescribing Information includes ORR, DOR and [95% CI] [8.31-17.74] response categories • Full analysis with final data cut pending publication DCR, n (%) 67 (73.6) – manuscript in process [95% CI] [63.35, 82.31] 15

HEPZATO Response Predicts Survival Kaplan Meier Curves in Treated Populations* Exploratory Analyses* CR PR SD PD/ND ( (N=7) (N=26) N=34) (N=24) Status of OS, N (%) 1 (14.3) 17 (65.4) 29 (85.3) 20 (83.3) Events 6 (85.7) 9 (34.6) 5 (14.7) 4 (16.7) Censored † Median OS (Months) NC 28.16 19.25 11.99 95% CI [26.71, NC] [23.46, 34.46] [15.90, 23.00] [8.18, 14.03] ‡ p-value <0.0001 CR=complete response, PR=partial response, SD=stable disease, PD=progressive disease, ND=not done, BOR=best overall response Note: NC = Not calculable, due to the number of events within the stratum (n=1) † Kaplan-Meier estimates. ‡ Log-Rank test. * 02-Dec-2022 data cut, patients followed through May, 2023 Analysis Supports that ORR is Clinically Meaningful 16

OS and PFS Trend Favorable Relative to Historical Results Pre-Specified Exploratory Analyses* Secondary Endpoint N (%) Median OS, months 20.53 [95% CI] [16.79, 25.26] 1 Year OS, K-M Probability Point Estimate 0.80 [95% CI] [0.70, 0.87] Median PFS, Months 9.03 [95% CI] [6.34, 11.56] * 02-Dec-2022 data cut, patients followed through May, 2023 17

Published mUM Prospective and Retrospective Studies* Clinical Median OS Median PFS Study Type Treatment N 1 year OS Study/Publication (months) (months) AL FOCUS Single-Arm Hepzato 91 20.53 80% 9.03 systemic and liver- 33 Khoja et al 2019 Meta-Analysis 912 10.2 NA 3.3 directed therapies Rantala et al systemic and liver- Meta-Analysis 2,494 12.84 NA NA 34 2019 directed therapies 35 TN Piulats et al 2021 Single-Arm ipi plus nivo 52 12.7 NA 3.0 ipi plus (pembro or 36 AL Heppt et al 2019 Single-Arm 64 16.1 NA 3.0 nivo) TN tebentafusp 252 21.7 73% 3.3 37 Nathan et al 2021 Randomized TN control 126 16 59% 2.9 Ipi = ipilimUMab, nivo = nivolumab, pembro = pemUMab TN = Treatment Naïve, AL = Any Line *Studies from 2019 or later with >50 patients 18

All Adverse Reactions Adverse Events N=95 Primarily Hematological All Grades (%) Grades 3 or 4 (%) Hypotension 13 3 Dyspnea 23 2 Abdominal Pain 39 1 Diarrhea 17 1 Musculoskeletal Pain 46 1 Hemorrhage 15 1 Most hematological side effects Nausea 57 0 result from melphalan Vomiting 35 0 Fatigue 65 0 Pyrexia 16 0 Side effect profile similar to other Groin Pain 11 0 cytotoxics commonly Used By Cough 15 0 Oncologists Headache 19 0 Lethargy 12 0 Dizziness 11 0 Contusion 17 0 Decreased appetite 16 0 19

Referring Centers HEPZATO Treating Center Patients Referred to Multidisciplinary Anesthesiologist Treatment Teams Medical Medical Oncologist Oncologist Perfusionist Interventional Radiologist Oncologists Are Generally Trained Treating Team Medical Medical the Decision Makers Oncologist Oncologist 20

Training Key to Expanding Number of Treating Sites and Capacity Multidisciplinary Teams to Be Expanded To Increase Both Training Capacity and Patient Flow Expanded Treatment Expand Treatment Teams Today Increase # Sites Increase # HCP Trainers & Treatment Capacity Capacity Moffit UT Memphis Duke 21

Plan To Launch at 10 Treating Sites Leveraging EAP and Longitudinal Data to Build Referral Networks EAP – Currently 3 Sites • Provide immediate access to patients • First Commercial Sites • Train new medical teams to use Hepzato after launch Leverage Longitudinal Data • Partnered with data provider to access patient level longitudinal data with 3-week refresh Active EAP sites • Accurately map and quantify surveillance, referral and treatment patterns at the patient and MD level Planned Initial Hepzato Treatment Sites 22

Treating Centers – Current Targets for Launch Institution City Status Moffitt Cancer Center Tampa, Florida EAP - Open and Enrolling Duke University Durham, North Carolina EAP - Open and Enrolling University of Tennessee Memphis, Tennessee EAP - Open and Enrolling Stanford University Stanford, California EAP - Plans to join Ohio State University Columbus, Ohio EAP - Plans to join Mayo Clinic Hospital Jacksonville, Florida EAP - Plans to join HonorHealth Scottsdale, Arizona Confirmed interest in being a treating center Thomas Jefferson University Philadelphia, Pennsylvania Confirmed interest in being a treating center University of Miami Miami, Florida Confirmed interest in being a treating center 23

Referring Centers Specialized, Targeted Sales Team Two Complementary Teams of Representatives HEPZATO Treating Center Hospital Representative Responsibilities • Manage Treating Centers Including VAC/Formulary Anesthesiologist • Support Treating Teams • Facilitate REMS Compliance Medical Medical • Generate Intra-Center Referrals Oncologist Oncologist Perfusionist Interventional Radiologist • Prospect and Open New Centers with Oncology Representative Trained Treating Team Medical Medical Oncology Representative Oncologist Oncologist Responsibilities • Generate Inter-Center Referrals • Support Hospital Rep / Generate Intra-Center Referrals • Prospect and Open New Centers with Hospital Representative 24

Reimbursement HEPZATO will be billed as a drug with a J-Code Medicare Private Payer Patients Patients • Initially a C-Code • Private Payers for rare disease generally follow Medicare guidelines and we expect these patients to be treated as outpatients • Majority of patients will be outpatient (2 midnight • Prior-Authorization of patients might be needed, we are planning to rule) with the drug directly contract out a hub service covered by Medicare • Centers of Excellence (Prospective Payment System (PPS) exempt and NCI designated Cancer Centers) have the leverage to negotiate favorable rates and reimbursement terms (our target sites are all either PPS exempt or NCI Cancer Centers) 25

PHP Is ALREADY Part of Current NCCN Guidelines for mUM Regional Isolation Perfusion Methods include isolated hepatic infusion (IHP), percutaneous hepatic perfusion (PHP), HAI, and embolization techniques. PHP is a simpler, less invasive alternative to IHP that can be repeated. It uses a double-balloon catheter inserted into the inferior vena cava to isolate hepatic venous blood that is then filtered extracorporeally. 26

Components of Hospital Reimbursement Assuming Outpatient Pass Through Status with C Code Drug Healthcare “Physician” Facility Fee payment • ASP+6% (CMS) • Highly variable based • Actually goes to hospital • Likely similar for on coding – we do not but still matters to MD commercial payers “map” to any existing CPT Code • Highly variable based code mapping complete on coding – we do not • Using existing codes “map” to any existing – while important, is advised and should code it will not have a provide the hospital • Using existing codes is meaningful impact adequate payment advised and should on drug pricing provide the hospital decision adequate payment 27

HEPZATO vs. KIMMTRAK Cost of Treatment Comparisons

At First Assessment (first time to discontinue treatment because of progression)			
Drug	Dose Cost*	Treatments #	Total cost
Kimmtrak	$19,289	24	$462,936
Hepzato	t.b.d.	2	t.b.d.

Mean HEPepzato treatment vs. mean treatment duration of Kimmtrak			
Drug	Dose Cost	Mean Treatments #	Total cost
Kimmtrak	$19,289	41	$790,849
Hepzato	t.b.d.	4.1	t.b.d.

Annual Hepzato treatment vs. Annual treatment duration of Kimmtrak			
Drug	Dose Cost	Mean Treatments #	Total cost
Kimmtrak	$19,289	52	$1,003,028
Hepzato	t.b.d.	6	t.b.d.

**Dose Cost ASP calculated using 7/2023 CMS payment allowance limit*

Delcath

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Rapid Uptake for FDA Approved Treatment in mUM



Kimmtrak US Quarterly Sales
(USD)
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
Q1 Y1
Q2 Y1
Q3 Y1
Q4 Y1
Q1 Y2
Q2 Y2
Kimmtrack US Quarterly Sales



% of TAM to Achieve Similar Revenue
Growth
60
50
40
30
20
10
0
Q1 Y1
Q2 Y1
Q3 Y1
Q4 Y1
Q1 Y2
Q2 Y2
Kimmtrak
HEPZATO KIT

Demonstrated demand for FDA approved treatments for mUM

- KIMMTRAK - $41.7 million in Q2 2023 US sales ($167M annualized revenue)
- Only 45% of mUM patients are eligible for treatment with KIMMTRAK (unique MOA)
- KIMMTRAK captured an estimated 40% share of eligible patients within12 months

HEPZATO KIT approved August 14, 2023 to treat patients with liver dominant mUM

- mUM patients with liver involvement of <50% are eligible for treatment with HEPZATO
- HEPZATO would require <20% of eligible patients to achieve similar 4 quarter growth*
- HEPZATO has no HLA genotype restrictions and will be the only FDA approved drug for 55% of all mUM patients, as well as for KIMMTRAK failure patients

HEPZATO KIT is well positioned to capture a similar share of its TAM

- HEPZATO is more of a complement than a competitor to KIMMTRAK for patients eligible for KIMMTRAK
- HEPZATO EAP patients have included: 1st line stand alone treatment, 1st line treatment for those intending to receive KIMMTRAK, as 2nd line treatment, and as a 3rd line palliative treatment
- NCCN Guidelines currently state "regional isolation perfusion of the liver" as a recommended treatment
- "If disease is confined to the liver, regional therapies…should be considered. Since tebentafusp-tebn response rates are low, symptomatic patients may be better palliated by liver-directed treatment first…." NCCN Guidelines Melanoma Uveal V1.2023

Delcath

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Clinical Rationale for Broad Development Effort PHP treats the entire liver and is not dependent on Promising ORR, DCR and PFS signals seen across multiple tumor tumor location or number types with CHEMOSAT in Europe and in earlier studies with IHP of lesions HEPZATO is the only liver directed treatment which can repeatedly treat Liver mets are often the whole liver life limiting and reduce I/O efficacy Early data supports that combination with I/O agents is safe and effective Converting unresectable liver metastases into Potential for significant improvement in survival resectable 30

Strong Correlation of IHP and PHP Efficacy in mUM Patients IHP activity in CRC and NET IHP in mCRC 27 Meta-analysis of 8 mUM clinical studies ORR 50% 28 Van Iersel mPFS 7.4 months mOS 24.8 months Endpoint IHP (%) PHP (%) ORR 82% 29 Magge 1-year OS rate 91% 2-year OS rate 72% mOS 17.1 17.3 ORR 59% 30 mTTP 7.7 months Rothbart mPFS 7.2 9.6 mOS 28.8 months ORR 76% 31 Bartlett DOR 8.5 months hPFS 10 9.5 mOS 16 months IHP in mNET Complications 39.1 23.8 ORR 50% DOR 15 months 32 Grover mhPFS 7 months Mortality 5.5 1.8 mOS 48 months IHP, or Intrahepatic Perfusion, is an invasive surgical technique for delivering high doses of chemotherapy to the liver; procedure related mortality and morbidity prevented common usage. PHP is a minimally invasive, safer procedure which accomplishes the same goals as IHP and can be performed up to 6 times. 31

Chemosat Has Been Used Across Multiple Tumor Types

- CE Marked - available in ~23 centers in 4 countries
- Delcath resumed direct sales on 3/1/22
- ~1,400 commercial Chemosat kits shipped to the EU

- Strong interest to fuel additional indications driven by HCP's
- Results from over 20 retrospective and prospective trials published by independent investigators

- NICE (UK) upgraded status from "Research" to "Special Status"
- German reimbursement based on annual hospital special request ("ZE" process)
- Broader usage pending FOCUS trial publication to support reimbursement

CHEMOSAT Used In 13 Tumor Types

~70%: Metastatic Ocular Melanoma (mUM)

Other Types Treated:

- Intrahepatic Cholangiocarcinoma (ICC)
- Hepatocellular Carcinoma (HCC)
- Metastatic Colorectal Cancer (mCRC)
- Metastatic Breast (mBreast)
- Pancreatic
- Metastatic Neuroendocrine Tumors (mNET)
- Metastatic Cutaneous Melanoma (mCM)

Delcath
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Rationale for Combining HEPZATO with IO Therapy Liver Metastases Suppress IO Therapy Efficacy 33

CHOPIN: Phase mUM 1b/2 randomized study of PHP vs PHP+IO Ipilimumab + Ipilimumab + Ipilimumab + Ipilimumab + nivolumab melphalan liver nivolumab nivolumab melphalan liver nivolumab Inclusion c1: 1+1mg/kg chemo-saturation c1: 1+1mg/kg c1: 1+1mg/kg chemo-saturation c1: 1+1mg/kg c2: 1+3mg/kg c2: 1+3mg/kg c2: 1+3mg/kg c2: 1+3mg/kg 38 • N=7 in Phase 1b portion of the trial • RP2D: IPI 1mg/kg and NIVO 3mg/kg. Well tolerated, no DLTs or deaths. • 1CR, 6 PR and 1 PD (85.7% ORR, 100% DCR) – meta-analysis of prior IO trials has shown ORR<<10% • As of 11/15/22 the median follow-up was 29.1 months, the median PFS was 29.1 months, and the median duration of response was 27.1 months. All patients are still alive. • 3 of 4 patients who subsequently experienced PD continued with treatment in the form of repeated Melphalan Chemosat treatments • Ongoing randomized Phase 2 (control is Chemosat) has recruited 50% of N=76 patients and will provide an interim analysis at N=40 patients 34 34

Market Expansion: Significant Investigator Interest 50,000 Limited, but High Liver Dominant Patients By Cancer Type* Unmet Need IHP Efficacy Well 41 Documented Combination Therapy – IO Agents 40,000 Limited, but High Unmet Need 30,000 US TAM 40 ~10 EU Cases >$1B Phase 2 Data 20,000 Extensive EU Per Year 39 Experience 10,000 FOCUS Trial 0 mOM ICC mBC mNET mPC mCRC HCC U.S. Incidence 3,4 5,6 9-12 8,9 *Metastatic Ocular Melanoma (mUM) , Cholangiocarcinoma (ICC) , Liver-dominant Breast Cancer (mBC) , Metastatic Neuroendocrine Tumors (mNET) 35 9,15 13,14 17 Metastatic Pancreatic Cancer (mPC) , Metastatic Colorectal Cancer (mCRC) , Hepatocellular carcinoma (HCC) U.S. Incidence

Multi-Disciplinary, Experienced Leadership Team

GERARD MICHEL
Chief Executive Officer



- 30+ yrs. pharma/medtech experience
- C-suite roles at Vericel Corp, Biodel, & NPS
- M.S. Microbiology, B.S. Biology & Geology from the Univ. of Rochester School of Medicine
- M.B.A. Simon School of Business & Leadership

JOHN PURPURA
Chief Operating Officer



- Past VP and Exec Director roles of Reg. Affairs for Bracco Diagnostics
- Held senior roles Sanofi-Aventis, Bolar Pharma, Luitpold Pharma & Eon Labs
- M.S. Mgmnt. & Policy and B.S. Chemistry and Biology at the State University of NY at Stony Brook

BOARD OF DIRECTORS

John R. Sylvester	*Chairman*
Dr. Roger G. Stoll, Ph.D.	*Director*
Elizabeth Czerepak	*Director*
Steven Salamon	*Director*
Dr. Gil Aharon, Ph.D.	*Director*
Gerard Michel	*CEO*

VOJISLAV VUKOVIC, MD PHD
Chief Medical Officer



- Oncology dev. exec, global clinical expertise
- Former CMO at Aileron, Taiho, Synta
- MD, Univ. of Sarajevo | MSc, PhD, Univ. of Toronto
- Published, AACR, ASCO, ASH, ESMO member

KEVIN MUIR
General Manager, Interventional Oncology



- 20+ yrs. of medtech/bioTx sales & marketing experience.
- Held senior leadership roles at BTG, ClearFlow, Aragon Surgical, Kensey Nash Corporation, and Kyphon.
- Field Artillery officer in the U.S. Army
- B.S. in Management Systems Engineering at the U.S. Military Academy at West Point

SANDRA PENNELL
SVP, Finance



- 20+ years' biotech financial oversight experience
- Manages global financial affairs, U.S. GAAP compliance
- Led finance at Invivyd, VP at Vericel Corp
- MSc, Accountancy, Univ. of Illinois

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Capital Structure and Share Information

Share Listing - Current	*DCTH (NASDAQ)*
Shares Outstanding [a]	20.3M
Cash and Cash Equivalents [b]	$14.6M
Warrants Outstanding [c]	15.56M
Stock Options Granted	2.9M
2023 Q2 Cash Burn [d]	$9.6M
Debt [e]	$9.8M
52 week Low – High [f]	$2.59 - $7.96
30d Average Daily Volume [g]	72,722

a. As of June 30, 2023; includes 15.3M of Common plus 1.1M Preferred E & E-1, 2.9M of Preferred F-2 & 1.0M Pre-funded Warrants as converted

b. As of June 30, 2023; (10-Q filing on August 9, 2023)

c. As of June 30, 2023; 3.6M warrants at a $10 exercise price, 7.78M Tranche A warrants for an aggregate exercise price $35 million exercisable until the earlier of 3/31/2026 or 21 days receipt of FDA approval for HEPZATO; and 4.17M Tranche B warrants for an aggregate exercise price $25 million exercisable until the earlier of 3/31/2026 or 21 days following recording at least $10 million in quarterly U.S. revenue.

d. Q2 Net cash used in operating activities (increase from Q1 2023 due to pay down of accrued liabilities)

e. Includes $5.0M of notes convertible at $11.98 per common share equivalent,

f. Used NASDAQ closing price information starting on July 1, 2022 – June 30, 2023

g. 30-day average calculated between May 18, 2023,- June 30, 2023

Delcath

37

Delcath: Investment Summary 4Q launch in mUM KIMMTRAK proving out significant commercial opportunity (~$167M run rate) with 45% of the HEPZATO TAM High penetration likely due to NCCN guidelines including PHP and equivalent OS as KIMMTRAK in more advance patient population Management team experienced in commercializing high value, specialty products Multiple 2023/2024 catalysts (Launch, CHOPIN data, Revenue Build) Potential high value follow-on indications and strategic interest creates significant upside 38

THANK YOU 39

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